Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 12, 1998 for Realty Information Group, Inc., February 10, 1998 for Realty Information Group, L.P., March 12, 1998 for OLD RIG, Inc., and January 16, 1998 for Jamison Research, Inc., in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Realty Information Group, Inc. for the registration of 2,700,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP

Washington, D.C.
March 12, 1998